Exhibit 99.1

Zevia Announces First Quarter 2024 Results

Launches regional direct-store-delivery partnerships in first phase of route-to-market evolution

Announces productivity initiative targeting annualized cost benefits of $8 million to $12 million

LOS ANGELES – May 8, 2024 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the company bringing naturally delicious, zero sugar, clean-label beverages across usage occasions today reported results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights

•
Net sales decreased 10.4% year over year to $38.8 million
•
Unit volume decreased 10.4% year over year to 3.0 million equivalized cases
•
Gross profit margin was 45.7%, down 0.8 percentage points year over year but up 5.0 percentage points from prior quarter
•
Net loss was $7.2 million, including $1.5 million of non-cash equity-based compensation expense
•
Adjusted EBITDA loss was $5.5 million(1)
•
Loss per share was $0.10 per diluted share to Zevia’s Class A Common stockholders

“First quarter results were in line with our expectations as we continued to encounter top-line headwinds stemming from the fulfillment challenges we faced in 2023,” said Amy Taylor, President and Chief Executive Officer. “Demand is healthy as velocity is growing and accelerating each period. Scan data shows Zevia is now leading the soda category in growth in recent periods. Our business fundamentals are improving based upon strong gross margins and a successful implementation of a price increase in Q2.”

“I am also excited to announce the first phase of our direct-store-delivery roll out. DSD will enable our acceleration into the convenience channel as well as the margin-accretive and trial-driving singles distribution, while improving in-store presence in our existing footprint. We are launching in a strong Zevia market in the Pacific Northwest this week with best-in-class partners. Coupled with broader productivity initiatives, as well as our scalable supply chain and strong balance sheet, we are well positioned to re-energize growth in the back half of the year, and drive towards profitability.”

First Quarter 2024 Results

Net sales decreased 10.4% to $38.8 million in the first quarter of 2024 compared to $43.3 million in the first quarter of 2023, primarily driven by a delay in the recovery of SKU level distribution at retailers, a lag effect from customer fulfillment issues in 2023 resulting in reduced volumes of 10.4%, partially offset by higher price realizations.

Gross profit decreased 11.9% to $17.7 million in the first quarter of 2024 compared to $20.1 million in the first quarter of 2023, and gross profit margin of 45.7% was down 0.8 percentage points compared to the first quarter of 2023, but up 5.0 percentage points sequentially from the fourth quarter of 2023. The decline in gross profit margin was primarily driven by a return to more competitive promotional levels as well as unfavorable cost of goods sold from higher unit costs largely from investments in enhanced visuals to improve on-shelf visibility, partially offset by favorable product mix.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Selling and marketing expenses were $15.1 million, or 38.8%, of net sales in the first quarter of 2024 compared to $11.9 million, or 27.5%, of net sales in the first quarter of 2023. The increase was primarily due to higher freight and freight transfer costs related to increased levels of inventory production and higher warehousing costs resulting from increased level of storage costs driven by higher levels of inventory. Marketing expenses increased $0.5 million as a result of investments made to drive brand awareness.

General and administrative expenses were $8.1 million, or 20.9%, of net sales in the first quarter of 2024 compared to $8.6 million, or 20.0%, of net sales in the first quarter of 2023. The decrease of $0.5 million was primarily driven by a decrease in employee costs.

Equity-based compensation, a non-cash expense, was $1.5 million in the first quarter of 2024, compared to $2.4 million in the first quarter of 2023. The decrease of $0.9 million was largely due to the accelerated method of expense recognition on certain equity awards issued in connection with the Company’s IPO in 2021, partially offset by equity-based compensation expense related to new equity awards granted.

Net loss for the first quarter of 2024 was $7.2 million, compared to net loss of $2.9 million in the first quarter of 2023.

Loss per share for the first quarter of 2024 was $0.10 per diluted share to Zevia’s Class A Common stockholders, compared to loss per share of $0.04 in the first quarter of 2023.

Adjusted EBITDA loss was $5.5 million in the first quarter of 2024, compared to an Adjusted EBITDA loss of $0.5 million in the first quarter of 2023. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of March 31, 2024, the Company had $28.7 million in cash and cash equivalents and no outstanding debt, as well as an unused credit line of $20 million.

Productivity Initiative

The Company recently began executing a multi-year, broad-based Productivity Initiative designed to realign our cost structure in order to accelerate our route-to-market evolution and build the Zevia brand. We expect estimated annualized benefits in the range of $8.0 million to $12.0 million from this Productivity Initiative with focus on improving operational excellence while simplifying processes across the organization and to drive growth and innovation in our highest margin carbonated better-for-you beverages.

Guidance

The Company expects net sales for the full year of 2024 to be in the range of $158 million to $166 million. For the second quarter of 2024, net sales are expected to be in the range of $38 million to $40 million.

Webcast

The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss this earnings release. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/ or directly here. A replay of the webcast will be available for approximately thirty (30) days following the call.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding 2024 Guidance and anticipated growth and distribution expansion, including expected benefits of direct store delivery, future results of operations or financial condition, strategic direction, plans and objectives of management for future operations, including cost reduction targets, branding, operating environment, distribution, velocity, pricing and costs. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy, cost reduction initiatives, and to compete effectively, our ability to maintain supply chain service levels and any disruption of our supply chain, product demand, changes in the retail landscape or in sales to any key customer; change in consumer preferences, pricing factors, our ability to manage changes in our workforce, future cyber incidents and other disruptions to our information systems, failure to comply with personal data protection and privacy laws, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic conditions, our reliance on contract manufacturers and service providers, competitive and governmental factors outside of our control, such as pandemics or epidemics, adverse global macroeconomic conditions, including relatively high interest rates, instability in financial institutions and a recessionary environment, any potential shutdown of the U.S. government, and geopolitical events or conflicts, including the military conflicts in Ukraine and the Middle East and trade tensions between the U.S. and China, failure to adequately protect our intellectual property rights or infringement on intellectual property rights of others, potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. Zevia is distributed in more than 34,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, warehouse club, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Investors
Greg Davis
Zevia PBC
424-343-2654
Gregory@zevia.com

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Net sales	$38,799	$43,300
Cost of goods sold	21,080	23,195
Gross profit	17,719	20,105
Operating expenses:
Selling and marketing	15,070	11,912
General and administrative	8,115	8,645
Equity-based compensation	1,489	2,380
Depreciation and amortization	328	419
Total operating expenses	25,002	23,356
Loss from operations	(7,283)	(3,251)
Other income, net	97	340
Loss before income taxes	(7,186)	(2,911)
Provision for income taxes	13	1
Net loss and comprehensive loss	(7,199)	(2,912)
Loss attributable to noncontrolling interest	1,375	821
Net loss attributable to Zevia PBC	$(5,824)	$(2,091)

Net loss per share attributable to common stockholders
Basic	$(0.10)	$(0.03)
Diluted	$(0.10)	$(0.04)

Weighted average common shares outstanding
Basic	55,890,168	49,372,874
Diluted	55,890,168	72,250,338

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$28,720	$31,955
Accounts receivable, net	14,048	11,119
Inventories	30,621	34,550
Prepaid expenses and other current assets	3,965	5,063
Total current assets	77,354	82,687
Property and equipment, net	1,902	2,109
Right-of-use assets under operating leases, net	1,812	1,959
Intangible assets, net	3,435	3,523
Other non-current assets	560	579
Total assets	$85,063	$90,857
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	19,045	$21,169
Accrued expenses and other current liabilities	8,153	5,973
Current portion of operating lease liabilities	592	575
Total current liabilities	27,790	27,717
Operating lease liabilities, net of current portion	1,216	1,373.0
Total liabilities	29,006	29,090

Stockholders’ equity
Class A common stock	58	54
Class B common stock	14	17
Additional paid-in capital	187,366	191,144
Accumulated deficit	(107,161)	(101,337)
Total Zevia PBC stockholders’ equity	80,277	89,878
Noncontrolling interests	(24,220)	(28,111)
Total equity	56,057	61,767
Total liabilities and equity	$85,063	$90,857

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net loss	$(7,199)	$(2,912)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash lease expense	147	142
Depreciation and amortization	328	419
Gain on disposal of property, equipment and software, net	(12)	—
Amortization of debt issuance cost	19	19
Equity-based compensation	1,489	2,380
Changes in operating assets and liabilities:
Accounts receivable, net	(2,929)	(3,239)
Inventories	3,929	(1,374)
Prepaid expenses and other assets	1,098	546
Accounts payable	(2,112)	14,589
Accrued expenses and other current liabilities	2,180	(1,025)
Operating lease liabilities	(140)	(148)
Net cash (used in) provided by operating activities	(3,202)	9,397
Investing activities:
Purchases of property, equipment and software	(33)	(862)
Net cash used in investing activities	(33)	(862)
Financing activities:
Proceeds from revolving line of credit	8,000	—
Repayment of revolving line of credit	(8,000)	—
Proceeds from exercise of stock options	—	23
Net cash provided by financing activities	—	23
Net change from operating, investing, and financing activities	(3,235)	8,558
Cash and cash equivalents at beginning of period	31,955	47,399
Cash and cash equivalents at end of period	$28,720	$55,957

Use of Non-GAAP Financial Information

We use Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets, (2) provision (benefit) for income taxes, (3) depreciation and amortization, and (4) equity-based compensation. Also, Adjusted EBITDA may in the future be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains) losses and (gains) losses on disposal of fixed assets. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
(in thousands)	2024	2023
Net loss and comprehensive loss	$(7,199)	$(2,912)
Other income, net*	(97)	(340)
Provision for income taxes	13	1
Depreciation and amortization	328	419
Equity-based compensation	1,489	2,380
Adjusted EBITDA	$(5,466)	$(452)

* Includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets.